UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 22, 2009
Nashua Corporation

(Exact Name of Registrant as Specified in Charter)

Massachusetts	1-05492	02-0170100

(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation	File Number)	Identification No.)

11 Trafalgar Square, Suite 201,
Nashua, New Hampshire		03063

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (603) 880-2323
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EX-4.1 Second Amended and Restated Credit Agreement
EX-4.2 Amendment Agreement
EX-10.1 Form of Restricted Stock Agreement

Item 8.01. Other Events
      Nashua Corporation (the “Company”) incorporated by reference or filed copies of the following agreements as exhibits to its Annual Report on Form 10-K for the year ended December 31, 2008 (the “2008 10-K”), which inadvertently omitted certain schedules, annexes and appendices:
     (1) Exhibit 4.01, Credit Agreement, dated March 1, 2002, by and among the Company, LaSalle Bank National Association and Fleet National Bank, a Bank of America Company (the “Credit Agreement”);
     (2) Exhibit 4.09, Amended and Restated Credit Agreement, dated as of March 30, 2006, among the Company, LaSalle Bank National Association and the lenders party thereto (the “Amended and Restated Credit Agreement”);
     (3) Exhibit 4.11, Second Amended and Restated Credit Agreement, dated as of May 23, 2007, among the Company, LaSalle Bank National Association, and the lenders party thereto (the “Second Amended and Restated Credit Agreement”);
     (4) Exhibit 4.12, Amendment Agreement to Second Amended and Restated Credit Agreement, dated as of March 30, 2009, by and among Nashua Corporation and Bank of America, N.A. (the “Amendment to the Second Amended and Restated Credit Agreement”); and
     (5) Exhibit 10.07, Form of Restricted Stock Agreement under the 2008 Value Creation Incentive Plan (the “Restricted Stock Agreement”).
     The Company is filing this Current Report on Form 8-K to provide full and complete copies of each of these agreements, except for the Credit Agreement and the Amended and Restated Credit Agreement. The Credit Agreement and the Amended and Restated Credit Agreement are no longer in force and were inadvertently included as exhibits to the 2008 10-K. The Credit Agreement was amended and restated in its entirety by the Amended and Restated Credit Agreement. Subsequently, the Amended and Restated Credit Agreement was amended and restated in its entirety by the Second Amended and Restated Credit Agreement. As a result, the Second Amended and Restated Credit Agreement, as amended by the Amendment to the Second Amended and Restated Credit Agreement, is the current operative document governing the Company’s credit facilities. A complete copy of both the Second Amended and Restated Credit Agreement and the Amendment to the Second Amended and Restated Credit Agreement are filed as exhibits to this Current Report on Form 8-K.
     Also filed as an exhibit to this Current Report on Form 8-K is a complete copy of the Restricted Stock Agreement.
ADDITIONAL INFORMATION AND WHERE TO FIND IT
     On May 7, 2009 the Company announced that it had entered into an Agreement and Plan of Merger (the “Merger Agreement”) dated as of May 6, 2009 with Cenveo, Inc., a Colorado corporation (“Cenveo”), and NM Acquisition Corp., a Massachusetts corporation and a wholly owned subsidiary of Cenveo (the “Merger Sub”) pursuant to which Merger Sub and the Company will merge (the “Merger”).

     In connection with the proposed Merger, Cenveo filed with the United States Securities and Exchange Commission (the “SEC”) on May 28, 2009 a Registration Statement on Form S-4 that constitutes the Company’s preliminary proxy statement with regard to the Merger and also constitutes a preliminary prospectus of Cenveo. Further, on July 10, 2009 the Company and Cenveo filed Amendment No. 1 to their Registration Statement on Form S-4 with the SEC. The S-4 has not yet become effective. Once the S-4 is effective, the Company plans to mail to its shareholders a final proxy statement with regard to the Merger. The final proxy statement will contain important information about the Company, the Merger and related matters. Investors and security holders are urged to read the final proxy statement carefully if and when it is available.
     Investors and security holders will be able to obtain free copies of the Company’s final proxy statement with respect to the Merger and other documents filed by the Company with the SEC at the SEC’s web site maintained at www.sec.gov.
     In addition, investors and security holders will be able to obtain free copies of the final proxy statement from the Company by contacting the Company’s Corporate Secretary at (603) 880-2323.
     The Company, and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the Company’s shareholders with respect to the transactions contemplated by the Merger Agreement. Information regarding the Company’s directors and executive officers is contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, its Quarterly Report on Form 10-Q for the quarter ending April 3, 2009 and its proxy statement dated March 31, 2009 for its 2009 Annual Meeting of Shareholders, each of which are filed with the SEC, as well as Nashua’s Current Reports on Forms 8-K filed with the SEC on March 6, 2009 and May 7, 2009. As of July 15, 2009, Nashua’s directors and executive officers beneficially owned (as calculated in accordance with SEC Rule 13d-3) approximately 1.5 million shares, or 26.8%, of Nashua’s common stock. You can obtain free copies of these documents from Nashua using the contact information set forth above. Additional information regarding interests of such participants will be included in the final proxy statement that will be filed with the SEC and available free of charge as indicated above.
Item 9.01. Financial Statements and Exhibits
(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NASHUA CORPORATION
Date: July 22, 2009	By:	/s/ John L. Patenaude
John L. Patenaude
Vice President-Finance, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Second Amended and Restated Credit Agreement, dated as of May 23, 2007, among the Company, LaSalle Bank National Association, and the lenders party thereto

4.2	Amendment Agreement to Second Amended and Restated Credit Agreement, dated as of March 30, 2009, by and among Nashua Corporation and Bank of America, N.A.

10.1	Form of Restricted Stock Agreement under the 2008 Value Creation Incentive Plan